Exhibit 5.1

LEDGEWOOD, P.C.

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

September 20, 2021

Falcon Minerals Corporation

510 Madison Avenue, 8th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to Falcon Minerals Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company, from time to time, of (A) up to an aggregate of $400,000,000 of the following securities of the Company: (1) shares of Class A common stock, par value $0.0001 per share (“Common Stock”), (2) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (3) warrants to purchase Common Stock or Preferred Stock, Debt Securities or Depositary Shares (“Warrants”), and (B) up to 21,249,998 shares of Class A common stock that may be issued upon exercise of the Company’s outstanding warrants to purchase one share of Class A common stock (the “Existing Warrants”, together with the Common Stock, Preferred Stock and the Warrants, the “Securities”). The Securities may be issued and sold from time to time pursuant to Rule 415 under the Securities Act.

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter other than as to the legality of the Securities.

As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law, as amended (the “DGCL”), regulations, corporate records and documents, including the Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof, certificates of corporate and public officials, agreements of the Company, forms of agreements and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed and not verified (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to any shares of Class A common stock to be offered by the Company pursuant to the Registration Statement, tThe shares of Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.

The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.

The shares of Class A common stock underlying the Existing Warrants, when issued by the Company against payment therefor and delivered in accordance with the terms of the Existing Warrants, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Certificate of Incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after either (i) the filing with the Secretary of State of the State of Delaware of a certificate of designation to the Certificate of Incorporation of the Company or (ii) the adoption by the Company’s Board of Directors of a resolution or resolutions, in each case, in a form approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized and validly executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be duly authorized and validly executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinions expressed herein are limited in all respects to federal laws, the laws of the State of New York, the Delaware General Corporation Law, as amended, and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the United States. Our opinion is based on these laws as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the date hereof should the law be changed by legislative action, judicial decision, or otherwise. No opinion is expressed with respect to the laws of any other jurisdiction or to the application of any such laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Ledgewood
LEDGEWOOD a professional corporation